UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2026

SOUND POINT MERIDIAN CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	811-23881	99-3083840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 34th Floor, New York, New York	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 895-2293

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPMC	New York Stock Exchange
8.00% Series A Preferred Stock due 2029	SPMA	New York Stock Exchange
7.875% Series B Preferred Stock due 2030	SPME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On August 3, 2026, Sound Point Meridian Capital, Inc. (the “Company”) entered into a Management Fee Waiver Agreement (the “Fee Waiver Agreement”) with Sound Point Meridian Management Company, LLC, the Company’s investment adviser (the “Adviser”), in connection with the Investment Advisory Agreement between the Company and the Adviser, dated May 9, 2024 (the “Advisory Agreement”). Pursuant to the Fee Waiver Agreement, for the period from July 1, 2026 through December 31, 2026 (the “Waiver Period”), the Adviser has agreed to temporarily waive a portion of the base management fee and the incentive fee otherwise payable by the Company under the Advisory Agreement, as follows: (i) the base management fee will be calculated at an annual rate of 1.50% of the Company’s Total Equity Base, rather than the 1.75% rate provided under the Advisory Agreement; and (ii) the incentive fee catch-up range will be narrowed from 2.00% to 2.35% (rather than 2.00% to 2.50%) of Pre-Incentive Fee Net Investment Income, with the Adviser’s share of Pre-Incentive Fee Net Investment Income above the catch-up range reduced to 15% (rather than 20%). The Adviser may not seek reimbursement from the Company for any amounts waived under the Fee Waiver Agreement. The Fee Waiver Agreement does not otherwise amend the calculation of the base management fee or the incentive fee under the Advisory Agreement, and, other than as expressly provided in the Fee Waiver Agreement, the terms of the Advisory Agreement remain in full force and effect. Following the expiration of the Waiver Period, the base management fee and incentive fee will again be calculated and payable in accordance with the Advisory Agreement.

The foregoing description of the Fee Waiver Agreement is not complete and is qualified in its entirety by reference to the full text of the Fee Waiver Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 – Other Events.

On August 12, 2026, the Company issued a press release announcing the declaration of both common and preferred distributions for the third fiscal quarter 2027, financial results for the first fiscal quarter ended June 30, 2026, and certain additional activity through July 31, 2026. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Management’s unaudited estimate of the range of the net asset value per share of Sound Point Meridian Capital, Inc.’s (the “Company”) common stock as of July 31, 2026, was between $9.56 and $9.66.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Management Fee Waiver Agreement, dated August 3, 2026
99.1	Press Release, dated August 12, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sound Point Meridian Capital, Inc.

Date: August 12, 2026	By:	/s/ Ujjaval Desai
	Name:	Ujjaval Desai
	Title:	Chief Executive Officer

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